Consent of Independent Registered Public Accounting Firm

AmTrust Financial Services, Inc.
New York, New York

We consent to the use in this Registration Statement on Form S-1 of our reports dated April 28, 2006 and June 9, 2006, relating to the consolidated financial statements of AmTrust Financial Services, Inc., which is a part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York

June 9, 2006